================================================================================


                            ASSET PURCHASE AGREEMENT


                                     among:


                           INTERACT CONFERENCING, LLC
                    a Georgia limited liability corporation;


                               CAROLYN BRADFIELD,
                                 an individual;

                                       and


                         RAINDANCE COMMUNICATIONS, INC.
                             a Delaware corporation

                                   ----------

                           Dated as of April 17, 2002

                                   ----------


================================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
1.       SALE OF ASSETS; RELATED TRANSACTIONS...........................................................1

         1.1      Sale of Assets........................................................................1

         1.2      Purchase Price........................................................................2

         1.3      Sales Taxes...........................................................................4

         1.4      Allocation............................................................................4

         1.5      Closing...............................................................................4

         1.6      Net Working Capital Adjustment........................................................6

         1.7      Voting Agreement......................................................................6

         1.8      Amendment to Lease Agreement..........................................................6

2.       REPRESENTATIONS AND WARRANTIES OF BRADFIELD AND THE SELLER.....................................6

         2.1      Due Organization; No Subsidiaries; Etc................................................6

         2.2      Certificate of Formation and Operating Agreement; Records.............................6

         2.3      Capitalization........................................................................7

         2.4      Financial Statements..................................................................7

         2.5      Absence Of Changes....................................................................7

         2.6      Title To Assets.......................................................................9

         2.7      Bank Accounts.........................................................................9

         2.8      Receivables; Working Capital..........................................................9

         2.9      Customers; Distributors...............................................................9

         2.10     Equipment, Etc.......................................................................10

         2.11     Real Property........................................................................10

         2.12     Proprietary Assets...................................................................10

         2.13     Contracts............................................................................11

         2.14     Liabilities; Major Suppliers.........................................................12

         2.15     Compliance with Legal Requirements...................................................12

         2.16     Governmental Authorizations..........................................................13

         2.17     Tax Matters..........................................................................13

         2.18     Employee And Labor Matters...........................................................14

         2.19     Benefit Plans; ERISA.................................................................15


                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE
         2.20     Environmental Matters................................................................16

         2.21     Performance Of Services..............................................................17

         2.22     Insurance............................................................................17

         2.23     Related Party Transactions...........................................................17

         2.24     Certain Payments, Etc................................................................17

         2.25     Proceedings; Orders..................................................................18

         2.26     Authority; Binding Nature Of Agreements..............................................18

         2.27     Non-Contravention; Consents..........................................................18

         2.28     Brokers..............................................................................19

         2.29     Bradfield............................................................................19

         2.30     Full Disclosure......................................................................20

         2.31     Securities Laws Matters..............................................................20

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................................21

         3.1      Authority; Binding Nature Of Agreements..............................................21

         3.2      Brokers..............................................................................21

         3.3      Due Organization.....................................................................21

         3.4      SEC Filings; Financial Statements....................................................21

4.       PRE-CLOSING COVENANTS OF BRADFIELD AND THE SELLER.............................................22

         4.1      Access And Investigation.............................................................22

         4.2      Operation Of Business................................................................22

         4.3      Filings and Consents.................................................................24

         4.4      Investment Representation Statement..................................................24

         4.5      Notification; Updates to Disclosure Schedule.........................................24

         4.6      No Negotiation.......................................................................25

         4.7      Best Efforts.........................................................................25

         4.8      Confidentiality......................................................................25

         4.9      FIRPTA Matters.......................................................................25

5.       PRE-CLOSING COVENANTS OF THE PURCHASER........................................................25

         5.1      Best Efforts.........................................................................25

         5.2      Employment Offers....................................................................25


                                       ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE
6.       CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE...................................26

         6.1      Accuracy Of Representations..........................................................26

         6.2      Performance Of Obligations...........................................................26

         6.3      Consents.............................................................................26

         6.4      No Material Adverse Change...........................................................26

         6.5      Approval of Holders of Seller's Equity Securities....................................26

         6.6      Additional Documents.................................................................26

         6.7      No Proceedings.......................................................................27

         6.8      No Prohibition.......................................................................27

         6.9      Key Employees........................................................................27

7.       CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE......................................27

         7.1      Accuracy Of Representations..........................................................27

         7.2      Purchaser's Performance..............................................................27

8.       TERMINATION...................................................................................28

         8.1      Termination Events...................................................................28

         8.2      Termination Procedures...............................................................28

         8.3      Effect Of Termination................................................................29

         8.4      Nonexclusivity Of Termination Rights.................................................29

9.       INDEMNIFICATION, ETC..........................................................................29

         9.1      Survival Of Representations And Covenants............................................29

         9.2      Indemnification......................................................................30

         9.3      Recovery For Damages.................................................................31

         9.4      Nonexclusivity Of Indemnification Remedies...........................................33

         9.5      Exercise Of Remedies By Indemnitees Other Than Purchaser.............................34

10.      ADDITIONAL RESTRICTIONS ON THE STOCK ESCROW FUND..............................................34

         10.1     Continued Employment of Bradfield....................................................34

11.      CERTAIN POST-CLOSING COVENANTS................................................................34

         11.1     Further Actions......................................................................34

         11.2     Operations Following Closing.........................................................35


                                      iii.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE
         11.3     Distribution of Consideration........................................................35

         11.4     Publicity............................................................................35

         11.5     Change Of Name.......................................................................35

         11.6     Certain Taxes........................................................................35

         11.7     Cooperation..........................................................................36

12.      REGISTRATION OF CERTAIN SHARES................................................................36

         12.1     Definitions..........................................................................36

         12.2     Obligations of the Purchaser.........................................................37

         12.3     Expenses of Registration.............................................................38

         12.4     Furnishing Information...............................................................38

         12.5     Indemnification......................................................................38

13.      Miscellaneous Provisions......................................................................40

         13.1     Joint And Several Liability..........................................................40

         13.2     Further Assurances...................................................................41

         13.3     Fees and Expenses....................................................................41

         13.4     Attorneys' Fees......................................................................41

         13.5     Notices..............................................................................42

         13.6     Time Of The Essence..................................................................42

         13.7     Headings.............................................................................42

         13.8     Counterparts.........................................................................42

         13.9     Governing Law; Venue.................................................................43

         13.10    Successors And Assigns; Parties In Interest..........................................43

         13.11    Remedies Cumulative; Specific Performance............................................44

         13.12    Waiver...............................................................................44

         13.13    Amendments...........................................................................44

         13.14    Severability.........................................................................44

         13.15    Entire Agreement.....................................................................45

         13.16    Knowledge............................................................................45

         13.17    Construction.........................................................................45


                                      iv.

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT is entered into as of April 17, 2002, by and among: INTERACT CONFERENCING, LLC, a Georgia limited liability corporation (the "SELLER"); CAROLYN BRADFIELD, ("BRADFIELD"); and RAINDANCE COMMUNICATIONS, INC., a Delaware corporation (the "PURCHASER"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Bradfield owns 55.335% of the outstanding Equity Securities of the Seller.

         B. Bradfield and the Seller wish to provide for the sale of substantially all of the assets of the Seller to the Purchaser on the terms set for in this Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF ASSETS. Bradfield and the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include:
(a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any assets acquired by the Seller during the Pre-Closing Period; and (b) any other assets that are owned by any of Bradfield or any other Related Party and that are needed for the conduct of, or are useful in connection with, the business of the Seller; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

                           (1) all accounts receivable, notes receivable and other receivables of the Seller (including all accounts receivable identified in Part 2.8 of the Disclosure Schedule and all accounts receivable of the Seller that have arisen since February 28, 2002);

                           (2) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed on behalf of the Seller on or prior to the Closing Date;

                           (3) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller (including the tangible assets identified in Part 2.10 of the Disclosure Schedule);

                           (4) all advertising and promotional materials possessed by the Seller;

                           (5) all Proprietary Assets and goodwill of the Seller (including the right to use the name "Interact Conferencing, LLC" and variations thereof, and the Proprietary Assets identified in Part 2.12 of the Disclosure Schedule);

                           (6) all rights of the Seller under the Seller Contracts (including the Seller Contracts identified in Part 2.13 of the Disclosure Schedule);

                           (7) all Governmental Authorizations held by the Seller (including the Governmental Authorizations identified in Part
         2.16 of the Disclosure Schedule);

                           (8) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable); and

                           (9) all books, records, files and data of the Seller; provided that Seller shall be entitled to retain the originals of all corporate and tax records.

         1.2 PURCHASE PRICE.

                  (a) As consideration for the sale of the Assets to the Purchaser (the "CONSIDERATION"):

                           (i) at the Closing, the Purchaser shall pay to the Seller, in cash, a total of $3,050,000;

                           (ii) at the Closing, the Purchaser shall issue to the Seller 1,200,982 shares of Purchaser common stock;

                           (iii) on the date occurring six (6) months after the Closing, the Purchaser shall pay to the Seller $750,000, (the "CASH ESCROW FUND"), subject to the provisions of Section 9 hereof;

                           (iv) at the Closing, the Purchaser shall place into escrow with the Secretary of the Purchaser (the "ESCROW AGENT") 997,599 shares of Purchaser common stock (the "STOCK ESCROW FUND," together with the Cash Escrow Fund, the "ESCROW FUNDS"), 332,533 shares of which shall be delivered to Bradfield on each successive anniversary of the Closing over the next three years, subject to the provisions of Sections 9 and 10 hereof;

                           (v) at the Closing, the Purchaser shall assume the Assumed Liabilities by delivering to the Seller an Assumption Agreement in substantially the form of Exhibit B (the "ASSUMPTION AGREEMENT").

                           (vi) at the Closing, the Purchaser shall pay to Sun Trust Bank the outstanding balance due under that certain Commercial Variable Rate Revolving or Draw Note, dated December 15, 2001, up to a maximum principal aggregate amount of $125,000.

                  (b) For purposes of this Agreement "Assumed Liabilities" shall mean only the following liabilities of the Seller:

                           (i) the obligations of the Seller under the Contracts identified on Exhibit C to the Agreement, but only to the extent such obligations (A) arise after the Closing Date or are prepaid as of the date of this Agreement, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts; and

                           (ii) the obligations of the Seller as reflected under the heading "Accounts Payable" contained in the Unaudited Interim Financial Statements in addition to any other accounts payable incurred by the Seller between February 28, 2002 and the Closing in the Ordinary Course of Business consistent with past practices; provided however, that any such accounts payable in excess of $5,000 incurred after the date of this Agreement must be approved by the Purchaser.

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the Purchaser shall not be required to assume or to perform or discharge:

                           (1) any Liability of any holder of Equity Securities of the Seller or any other Person, except for the Seller and except for the obligations of Bradfield, up to a maximum aggregate principal amount of $125,000, pursuant to that certain Commercial Variable Revolving or Draw Note dated December 15, 2001;

                           (2) any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

                           (3) any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 12.3(a) of Agreement;

                           (4) any Liability of the Seller arising from or relating to any action taken by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing Date;

                           (5) any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer, or (y) any claim or Proceeding against the Seller;

                           (6) any Liability of the Seller for the payment of any Tax payable prior to the Closing Date;

                           (7) any Liability of the Seller to any employee or former employee of the Seller under or with respect to any Employee Benefit Plan, profit sharing plan or dental plan or for severance pay;

                           (8) any Liability of the Seller to any holder of Equity Securities of the Seller or any other Related Party;

                           (9) any Liability under any Contract, if the Seller shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract;

                           (10) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Seller or Bradfield in any of the Transactional Agreements, or (y) any covenant or obligation of the Seller or Bradfield contained in any of the Transactional Agreements; or

                           (11) any other Liability that is not referred to specifically in clause "(i)", "(ii)" or "(iii)" of this sentence.

         1.3 SALES TAXES. The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser's affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions, but excluding corporate qualification fees and local business licenses that Purchaser may incur upon completion of such Transactions.

         1.4 ALLOCATION. Within 60 days following the Closing, the Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Sections 1.2(a)(i), 1.2(a)(ii), 1.2(a)(iii) and 1.2(a)(iv) is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon Bradfield and the Seller for all purposes, and neither the Seller nor Bradfield shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

         1.5 CLOSING.

                  (a) The closing of the sale of the Assets to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP in Broomfield, Colorado, at 10:00 a.m. on such date as the Purchaser may designate in a written notice delivered to the Seller; provided, however, that if any condition set forth in Section 6 has not been satisfied as of the date designated by the Purchaser, then the Purchaser may, at its election, unilaterally postpone the Scheduled Closing Time by up to 60 days. For purposes of this Agreement, "Scheduled Closing

Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.6(a); and "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place.

                  (b) At the Closing:

                           (i) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

                           (ii) the Purchaser shall pay to the Seller $3,050,000 in cash as contemplated by Section 1.2(a)(i);

                           (iii) the Purchaser shall deliver to the Seller one or more stock certificates representing an aggregate of 1,200,982 shares of Purchaser common stock;

                           (iv) the Purchaser shall deliver to the Secretary of Purchaser one or more stock certificates representing an aggregate of 997,599 shares of Purchaser common stock to be distributed in accordance with Section 1.2(a)(iv) hereof;

                           (v) the Purchaser shall execute and deliver to the Seller the Assumption Agreement;

                           (vi) at the Closing, the Purchaser shall pay to Sun Trust Bank the outstanding balance due under that certain Commercial Variable Rate Revolving or Draw Note, dated December 15, 2001, up to a maximum aggregate principal amount of $125,000.

                           (vii) Purchaser and Bradfield shall execute and deliver the Employment Offer Letter in the form of Exhibit D attached hereto and Bradfield shall execute and deliver to the Purchaser a Noncompetition and Non-Solicitation Agreement in the form of Exhibit E; and

                           (viii) each of Bradfield and the Seller shall execute and deliver to the Purchaser a certificate (the "CLOSING CERTIFICATE") setting forth the representations and warranties of Bradfield and the Seller that (A) each of the representations and warranties made by Bradfield and the Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) each of the representations and warranties made by Bradfield and the Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that any of Bradfield or the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) each of the conditions set forth in Sections 6.3 and 6.4 has been satisfied in all respects.

         1.6 NET WORKING CAPITAL ADJUSTMENT.

                  (a) CALCULATION. "Net Working Capital" shall mean the current assets of the Seller less its current liabilities on the applicable date. Accounts receivable shall be valued at the face amount thereof. Except as otherwise provided in the preceding sentence, the current assets and current liabilities of the Company are all to be computed on a basis consistent with past practices and in accordance with GAAP.

                  (b) POST-CLOSING ADJUSTMENT. To the extent that the Net Working Capital as of the Closing (as determined by the Purchaser and the Purchaser's independent auditors; but excluding the effect of the distribution of $242,970 to certain of the Seller's members by the Seller) is less than the Net Working Capital as of December 31, 2001 as reflected on the balance sheet as of December 31, 2001 previously delivered to Purchaser, then there shall be distributed to the Purchaser from the Cash Escrow Account an amount equal to (x) the Net Working Capital as of December 31, 2001 minus (y) the Net Working Capital as of the Closing. Any amounts payable pursuant to this Section 1.6(b) shall be referred to herein as the "Net Working Capital Adjustment."

         1.7 VOTING AGREEMENT. Concurrent with the execution and delivery of this Agreement, as a material inducement to Purchaser to enter this Agreement, Bradfield shall enter into a Voting Agreement, in the form attached hereto as Exhibit F, with the Purchaser.

         1.8 AMENDMENT TO LEASE AGREEMENT. Concurrent with the execution and delivery of this Agreement, as a material inducement to Purchaser to enter this Agreement, that certain Lease Agreement, dated March 12, 2002, by and between Bradfield/Hackett, LLC and the Seller shall be amended and assigned to Purchaser pursuant to the terms of the Lease Modification, Assignment and Assumption of Lease Agreement and Letter of Intent, in the form attached hereto as Exhibit G.


2. REPRESENTATIONS AND WARRANTIES OF BRADFIELD AND THE SELLER.

            Bradfield and the Seller, jointly and severally, represent and warrant, to and for the benefit of the Purchaser Indemnitees, as follows:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. The Seller is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "Interact Conferencing, LLC."

         2.2 CERTIFICATE OF FORMATION AND OPERATING AGREEMENT; RECORDS. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the certificate of formation and operating agreement of the Seller, including all amendments thereto; (ii) the records relating to any Equity Securities of the Seller; and
(iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Equity Securities of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller. The books of account of the Seller are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Seller are in the actual possession and direct control of the Seller.

         2.3 CAPITALIZATION. Part 2.3 of the Disclosure Schedule sets forth the capitalization of the Seller, including the name of each holder of Equity Securities of the Seller and the ownership percentage of the Seller such Equity Securities represent. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Equity Securities of the Seller; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Equity Securities of the Seller; or (c) Contract under which the Seller is or may become obligated to sell or otherwise issue any Equity Securities.

         2.4 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (a) the unaudited balance sheets of the Seller as of December 31, 2000 and December 31, 2001, and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto and the report of Frazier & Deeter, LLC with respect thereto; and (b) the balance sheet of the Seller as of February 28, 2002 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related statements of income and retained earnings and cash flows for the three months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in clause "(b)" of this Section 2.4 do not have notes) and present fairly the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since February 28, 2002:

                  (a) there has not been any adverse change in, and no event has occurred that might have an adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller;

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the Seller (whether or not covered by insurance);

                  (c) the Seller has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) the Seller has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Seller in the Ordinary Course of Business;

                  (e) the Seller has not leased or licensed any asset from any other Person;

                  (f) the Seller has not made any capital expenditure;

                  (g) the Seller has not sold or otherwise transferred, or leased or licensed, any asset to any other Person;

                  (h) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (i) the Seller has not made any loan or advance to any other Person;

                  (j) the Seller has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

                  (k) no Contract by which the Seller or any of the assets owned or used by the Seller is or was bound, or under which the Seller has or had any rights or interest, has been amended or terminated;

                  (l) the Seller has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business;

                  (m) the Seller has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by the Seller since February 28, 2002, in bona fide transactions entered into in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                  (n) the Seller has not forgiven any debt or otherwise released or waived any right or claim;

                  (o) the Seller has not changed any of its methods of accounting or accounting practices in any respect;

                  (p) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (q) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(p)" above.

         2.6 TITLE TO ASSETS. The Seller owns, and has good and valid title to, all of the Assets. Except as set forth in Part 2.6 of the Disclosure Schedule, all of the Assets are owned by the Seller free and clear of any Encumbrances. Except for the Excluded Assets, the Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Seller at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Seller.

         2.8 RECEIVABLES. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Seller as of April 2, 2002. Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of the Seller (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since April 2, 2002 and have not yet been collected): (i) represent valid obligations of customers of the Seller arising from bona fide transactions entered into in the Ordinary Course of Business; and
(ii) are current and will be collected in full (without any counterclaim or setoff) on or before June 30, 2002 (net of an allowance for uncollectible accounts in an aggregate amount not to exceed $5,000). Part 2.8 of the Disclosure Schedule identifies all unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Seller.

         2.9 CUSTOMERS; DISTRIBUTORS. Part 2.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for (i) more than $5,000 of the gross revenues of the Seller in 2000 or 2001, or (ii) more than $2,500 of the gross revenues of the Seller in the first three months of 2002. Neither the Seller nor Bradfield has received any notice or other communication (in writing or otherwise), and neither the Seller nor Bradfield has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. Neither the Seller nor Bradfield has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor of any of the Seller's products may cease acting as a distributor of such products or otherwise dealing with the Seller.

         2.10 EQUIPMENT, ETC. Part 2.10 of the Disclosure Schedule accurately identifies all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Seller.
Part 2.10 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller. The assets identified in Part 2.10 of the Disclosure Schedule are adequate for the conduct of the business of the Seller in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.11 REAL PROPERTY. The Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.11 of the Disclosure Schedule. Part 2.11 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Seller enjoys peaceful and undisturbed possession of such premises.

         2.12 PROPRIETARY ASSETS.

                  (a) Except as set forth in Part 2.12 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to Seller or that is otherwise used or useful in connection with the business of Seller. The Proprietary Assets identified in Part 2.12 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted. Seller is not infringing or making any unlawful use of, and Seller has not at any time infringed or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of, any Proprietary Asset owned or used by any other Person.

                  (b) The Seller has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Seller Proprietary Assets (except Seller Proprietary Assets whose value would be unimpaired by disclosure). Each current or former employee of the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Non-Compete Agreement previously delivered by the Seller to the Purchaser, and (ii) each current and former consultant and independent contractor to the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to the Purchaser. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Proprietary Asset.

                  (c) All patents, trademarks, service marks and copyrights held by the Seller are valid, enforceable and subsisting. The Seller has not (i) licensed any of the material Seller Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Seller to exploit fully any material Seller Proprietary Assets or to transact business in any market or geographical area or with any Person. The Seller has, and the Purchaser will acquire at the Closing, the right to use the name "Interact Conferencing, LLC" and variations thereof. Seller has not granted to any party the right to use the name "InterAct Conferencing, LLC" or any variation thereof. Except for the representation made in the immediately preceding sentence, no representation or warranty is made as to the rights of third parties to use such name(s). Seller has not applied for trademark protection for such name(s).

         2.13 CONTRACTS.

                  (a) Part 2.13 of the Disclosure Schedule identifies each Seller Contract. The Seller has delivered to the Purchaser accurate and complete copies of all written Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto. Each Seller Contract is valid and in full force and effect.

                  (b) Except as set forth in Part 2.13 of the Disclosure
Schedule: (i) no Person has violated or breached, or declared or committed any default under, any Seller Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract; and (iv) the Seller has not waived any right under any Seller Contract.

                  (c) To the best of the knowledge of the Seller and Bradfield, each Person against which the Seller has or may acquire any rights under any Seller Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities thereunder.

                  (d) Except as set forth in Part 2.13 of the Disclosure Schedule, the Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person.

                  (e) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Seller Contract or any other term or provision of any Seller Contract.

                  (f) The Seller has no knowledge of any basis upon which any party to any Seller Contract may object to (i) the assignment to the Purchaser of any right under such Seller

Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Seller Contract.

                  (g) The Contracts identified in Part 2.13 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

                  (h) Part 2.13 of the Disclosure Schedule identifies each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller.

         2.14 LIABILITIES; MAJOR SUPPLIERS.

                  (a) Except as set forth in Part 2.14 of the Disclosure Schedule, the Seller has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" columns of the Unaudited Interim Balance Sheet;
(ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since February 28, 2002; and (iii) obligations under the Contracts listed in Part 2.13 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b) Part 2.14 of the Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the accounts payable of the Seller as of February 28, 2002; (ii) provides an accurate and complete breakdown of any customer deposits or other deposits held by the Seller as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of all notes payable and other indebtedness of the Seller as of the date of this Agreement.

                  (c) The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

         2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.15 of the Disclosure Schedule: (a) the Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; (b) the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;
(c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement; and (d) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any

Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. Bradfield and the Seller have delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which Bradfield or the Seller has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement.

         2.16 GOVERNMENTAL AUTHORIZATIONS. Part 2.16 of the Disclosure Schedule identifies each Governmental Authorization that is held by the Seller, each of which is valid and in full force and effect. The Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted, and (ii) to permit the Seller to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

         2.17 TAX MATTERS.

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Part 2.17 of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of the Seller that has been conducted since December 31, 1999. Bradfield and the Seller have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which any Shareholder or the Seller has access) relating to such Tax Returns.

                  (c) Except as set forth in Part 2.17 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. Seller has not received any notice from states in which it does not file Tax Returns. Part 2.17 of the Disclosure Schedule lists all states and jurisdictions in which the Seller has ever filed Tax Returns.

                  (d) Bradfield and the Seller have delivered to (or made available for inspection by) the Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Seller since December 31, 1999. The information contained in such Tax Returns is accurate and complete in all respects.

                  (e) Purchaser will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code as a result of this Agreement.

                  (f) The Seller has no liability for Taxes of any other Person as a transferee or successor, by contract, or otherwise.

         2.18 EMPLOYEE AND LABOR MATTERS.

                  (a) Part 2.18 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Seller (including any employee who is on a leave of absence or on layoff status): (i) the name and title of such employee; (ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in 2001 and with respect to services performed in 2002; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) the number of hours of sick-time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof; and (v) the number of hours of vacation time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof.

                  (b) Part 2.18 of the Disclosure Schedule accurately identifies each former employee of the Seller who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from the Seller relating to such former employee's employment with the Seller; and Part 2.19 of the Disclosure Schedule accurately describes such benefits.

                  (c) Except as set forth in Part 2.18 of the Disclosure Schedule, the Seller is not a party to or bound by, and has never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract.

                  (d) The employment of the employees of the Seller is terminable by the Seller at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by law. Bradfield and the Seller have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Seller.

                  (e) To the best of the knowledge of the Seller and Bradfield:
(i) no employee of the Seller intends to terminate his employment; (ii) no employee of the Seller has received an offer to join a business that may be competitive with the business of the Seller; and (iii) no employee of the Seller is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on
(A) the performance by such employee of any of his duties or responsibilities as an employee of the Seller or as an employee of the Purchaser, or (B) the business of the Seller or the Purchaser.

                  (f) The Seller is not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Seller or any of its employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         2.19 BENEFIT PLANS; ERISA.

                  (a) Part 2.19 of the Disclosure Schedule identifies each Plan. The Seller has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Plans identified in Part 2.19 of the Disclosure Schedule; and the Seller has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in
Part 2.19 of the Disclosure Schedule.

                  (b) No Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Seller as a single employer within the meaning of Section 414 of the Code.

                  (c) Bradfield and the Seller have caused to be delivered to the Purchaser, with respect to each Plan: (i) an accurate and complete copy of such Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Plan; (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Seller with respect to such Plan; (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Plan; and (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Seller from, any Governmental Body with respect to such Plan.

                  (d) Each Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Plan has been duly accrued and made on a timely basis. Each Plan has at all times complied and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Seller has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Seller nor any Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of the Seller or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Seller to any Liability for breach of any fiduciary duty or any other duty. No Plan, and no Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of any such administrator or fiduciary): (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Plan.

                  (e) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Seller (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan or with respect to any other matter relating to any Plan, or (ii) with respect to any proposal or intention on the part of the Seller to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                  (f) The Seller has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         2.20 ENVIRONMENTAL MATTERS.

                  (a) The Seller is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

                  (b) The Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

                  (c) The Seller has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). The Seller has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Seller; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Seller.

                  (d) All property that is owned by, leased to, controlled by or used by the Seller, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and (iii) is free of any environmental contamination of any nature.

         2.21 PERFORMANCE OF SERVICES. All services that have been performed by the Seller were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller. There is no claim pending or being threatened against the Seller relating to any services performed by the Seller, and, to the best of the knowledge of Bradfield and the Seller, there is no basis for the assertion of any such claim.

         2.22 INSURANCE. Part 2.22 of the Disclosure Schedule accurately sets forth each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Seller. Each of the policies identified in
Part 2.22 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the knowledge the Seller and Bradfield, is solvent, financially sound and reputable. The Seller has not received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.22 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.22 of the Disclosure Schedule; or (iii) any indication that the issuer of any of the policies identified in Part 2.22 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.23 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of the Seller; (b) no Related Party is indebted to the Seller; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller; (d) no Related Party is competing directly or indirectly, with the Seller; (e) no Related Party has any claim or right against the Seller; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Seller.

         2.24 CERTAIN PAYMENTS, ETC. The Seller has not, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; or (d) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(c)" above.

         2.25 PROCEEDINGS; ORDERS. There is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or might affect the business of the Seller or any of the Assets (whether or not the Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions, and no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which the Seller, or any of the assets owned or used by the Seller, is subject; and neither Bradfield or any other Related Party is subject to any Order that relates to the Seller's business or to any of the assets of the Seller. To the best of the knowledge of the Seller and Bradfield, no employee of the Seller is subject to any Order that may prohibit employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller. There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or on the ability of Bradfield or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.26 AUTHORITY; BINDING NATURE OF AGREEMENTS.

                  (a) The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its holders of Equity Securities, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

                  (b) Bradfield has the absolute and unrestricted right, power and capacity to enter into and to perform her obligations under each of the Transactional Agreements to which she is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each Bradfield, enforceable against Bradfield in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which Bradfield is a party will constitute the legal, valid and binding obligation of Bradfield and will be enforceable against Bradfield in accordance with its terms.

         2.27 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.27 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of Bradfield or the Seller, or any of the assets of the Seller, is subject;

                  (b) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

                  (c) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller;

                  (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

                  (f) give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

                  (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Part 2.27 of the Disclosure Schedule, neither the Seller nor Bradfield was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.28 BROKERS. Neither the Seller nor Bradfield has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.29 BRADFIELD.

                  (a) Bradfield has not ever (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against her, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of her assets, (iv) admitted in writing the inability to pay her debts as they become due, or (v) taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform any of his covenants or obligations under any of the Transactional Agreements.

                  (b) Bradfield is not subject to any Order or bound by any Contract that may have an adverse effect on her ability to comply with or perform any of his or her covenants or obligations under any of the Transactional Agreements. There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of Bradfield to comply with or perform any of her covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.30 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. There is no fact within the knowledge of Seller or Bradfield (other than publicly known facts relating exclusively to political or economic matters of general applicability) that may have an adverse effect on Seller or may have the effect of interfering with any of the Transactions that has not been disclosed to Purchaser. All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of Bradfield or the Seller or by any Representative of Bradfield or of the Seller, is accurate and complete in all respects.

         2.31 SECURITIES LAWS MATTERS. Each of Seller and Bradfield understands that the Purchaser common stock to be issued in the Transactions (the "SECURITIES") has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon the Seller's representations contained in this Agreement and the representations of the holders of outstanding Equity Securities of the Seller contained in the Investor Questionnaires of such holders, substantially in the form of Exhibit H. Seller represents and warrants as follows:

                  (a) Each of Seller and Bradfield, acting upon advice of its professional advisors, shareholders and board of directors, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of this investment in the Purchaser and has the capacity to protect its, and its shareholders, interests in the Transactions. Each of Seller and Bradfield represents that by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the Transactions. Further, Seller and Bradfield are aware of no publication of any advertisement in connection with the Transactions. Seller and Bradfield must bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act. Each of Seller and Bradfield has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

                  (b) Each of Seller and Bradfield is an "accredited investor" within the meaning of Rule 501 of the rules and regulations promulgated under the Securities Act.

                  (c) Each of Seller and Bradfield has received and read Purchaser's Information Statement, which includes its Annual Report on Form 10-K for the year ended December 31, 2001, and has had an opportunity to discuss Purchaser's business, management and financial affairs, both as currently conducted and as proposed to be conducted following the Transaction, with directors, officers and management of Purchaser and has had the opportunity to review Purchaser's operations and facilities. Seller and Bradfield have also had the opportunity to ask questions of, and receive answers from, Purchaser and its management regarding the terms and conditions of this investment.


3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants, to and for the benefit of the Seller and Bradfield, as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Assumption Agreement, and the execution, delivery and performance of the Assumption Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of the Assumption Agreement at the Closing, the Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

         3.2 BROKERS. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.3 DUE ORGANIZATION. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.

         3.4 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) As of the time it was filed with the Securities and Exchange Commission (the "SEC") (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Purchaser with the SEC between July 25, 2000 and the date of this Agreement (the "Purchaser SEC Documents") complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (as the case may be).

                  (b) The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Purchaser and its subsidiaries for the periods covered thereby.

                  (c) Since December 31, 2001, there has not been any change in the assets, liabilities, financial condition or operations of the Purchaser which has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Purchaser such that such change would be required to be stated in a Purchaser SEC Document, or would be necessary in order to make the statements in a Purchaser SEC Document, in light of the circumstances under which they were made, not misleading.


4. PRE-CLOSING COVENANTS OF BRADFIELD AND THE SELLER.

         4.1 ACCESS AND INVESTIGATION. Bradfield and the Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser and its Representatives with free and complete access to the Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business; (b) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business as the Purchaser may request in good faith; and (c) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Seller and its business as the Purchaser may request in good faith.

         4.2 OPERATION OF BUSINESS. Bradfield and the Seller shall ensure that, during the Pre-Closing Period:

                  (a) no holder of Equity Securities of the Seller sells or otherwise transfers, any Equity Securities of the Seller or any interest in or right relating to any such Equity Securities;

                  (b) Bradfield will not permit, or agree, commit or offer (in writing or otherwise) to permit, any Equity Securities of the Seller to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Seller conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (d) the Seller (i) preserves intact its current business organization, (ii) keeps available the services of its current officers and employees, (iii) maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller, and (iv) promptly repairs, restores or replaces any assets that are destroyed or damaged;

                  (e) the Seller keeps in full force all insurance policies identified in Part 2.22 of the Disclosure Schedule;

                  (f) the officers of the Seller confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Seller's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (g) the Purchaser is notified immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Seller and its officers use their Best Efforts to cause the Seller to operate profitably and to maximize its revenues and net income;

                  (i) the Seller does not (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Equity Securities of the Seller, or (ii) repurchase, redeem or otherwise reacquire any Equity Securities of the Seller;

                  (j) the Seller does not sell or otherwise issue any Equity Securities of the Seller;

                  (k) the Seller does not effect or become a party to any Acquisition Transaction;

                  (l) the Seller does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (m) the Seller does not make any capital expenditure;

                  (n) the Seller does not enter into or permit any of its assets to become bound by any Contract;

                  (o) the Seller does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (p) the Seller does not establish or adopt any Employee Benefit Plan, or pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

                  (q) the Seller does not change any of its methods of accounting or accounting practices in any respect;

                  (r) the Seller does not commence or settle any Proceeding;

                  (s) the Seller does not enter into any transaction or take any other action of the type referred to in Section 2.5;

                  (t) the Seller does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (u) the Seller does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by Bradfield or the Seller in this Agreement or in the Closing Certificate; and

                  (v) the Seller does not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(i)" through "(u)" of this Section 4.2.

         4.3 FILINGS AND CONSENTS. Bradfield and the Seller shall ensure that:
(a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, Bradfield and the Seller and their respective Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4 INVESTMENT REPRESENTATION STATEMENT. Bradfield and the Seller shall ensure that every holder of the Seller's Equity Securities has: (a) received an Information Statement, substantially in the form of Exhibit I, describing the Transactions; (b) completed an Investor Questionnaire in the form of Exhibit H; and, (c) if necessary, has appointed a "purchaser representative" in accordance with the provisions of Regulation D of the Securities Act.

         4.5 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE. During the Pre-Closing Period, Bradfield and the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by Bradfield or the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Bradfield or the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Bradfield or the Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of Bradfield or the Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.5 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Bradfield and the Seller shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by any of Bradfield or the Seller in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.6 NO NEGOTIATION. Bradfield and the Seller shall ensure that, during the Pre-Closing Period, neither the Seller, Bradfield, nor any Representative of Bradfield or of the Seller, directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any proposed Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.7 BEST EFFORTS. During the Pre-Closing Period, Bradfield and the Seller shall use their Best Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

         4.8 CONFIDENTIALITY. Bradfield and the Seller shall ensure that, during the Pre-Closing Period: (a) neither the Seller nor Bradfield, nor any Representative of Bradfield or of the Seller, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any supplier, customer, landlord, creditor or employee of the Seller or to any other Person) regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that the Seller is required by law to make any such disclosure; and (b) if the Seller is required by law to make any such disclosure, Bradfield and the Seller shall advise the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

         4.9 FIRPTA MATTERS. At the Closing, Seller shall execute and deliver to Purchaser a statement (in such form as may be reasonably requested by counsel to Purchaser) conforming to the requirements of Section 1.1445-2(b)(2)(i) of the United States Treasury Regulations.


5. PRE-CLOSING COVENANTS OF THE PURCHASER.

         5.1 BEST EFFORTS. During the Pre-Closing Period, the Purchaser shall use its Best Efforts to cause the conditions set forth in Section 7 to be satisfied.

         5.2 EMPLOYMENT OFFERS. During the Pre-Closing Period, the Purchaser shall offer employment to the individuals set forth on Exhibit J on terms substantially similar to those reflected in such Exhibit.

6. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

         The Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

         6.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Bradfield and the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

         6.2 PERFORMANCE OF OBLIGATIONS.

                  (a) Each of the documents referred to in Sections 1.5(b)(i), 1.5(b)(iv), 1.5(b)(vi) and 1.5(b)(vii) shall have been executed by each of the parties thereto and delivered to the Purchaser.

                  (b) All of the covenants and obligations that Bradfield and the Seller are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         6.3 CONSENTS. Each of the Consents identified in Part 2.27 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         6.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller since the date of this Agreement, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change.

         6.5 APPROVAL OF HOLDERS OF SELLER'S EQUITY SECURITIES. Each of the holders of the Seller's Equity Securities shall have (a) executed the Investment Representation Statement and delivered it to the Purchaser; and (b) approved this Agreement, the transaction and the ultimate distribution of the Consideration as set forth in Exhibit K.

         6.6 ADDITIONAL DOCUMENTS. Purchaser shall have received the following documents:

                  (a) an opinion letter from R. Kevin Rew LLC, dated the Closing Date, in the form of Exhibit L;

                  (b) estoppel certificates executed on behalf of the Person(s) identified on Exhibit M dated as of a date not more than three days prior to the Closing Date and reasonably satisfactory in form and content to the Purchaser; and

                  (c) such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Bradfield or the Seller, (ii) evidencing the compliance by Bradfield or the Seller with, or the performance by Bradfield or the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

                  (d) the FIRPTA statement referred to in Section 4.9, executed by Seller;

         6.7 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         6.8 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

         6.9 KEY EMPLOYEES. Each of the individuals listed on Exhibit N shall have accepted employment with the Purchaser.

7. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

         The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part, in writing):

         7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         7.2 PURCHASER'S PERFORMANCE.

                  (a) The Purchaser shall have executed and delivered the Assumption Agreement and shall have made the payments contemplated by Sections 1.5(b)(ii) and 1.5(b)(iii) and the deposit contemplated by Section 1.5(b)(iv).

                  (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.


8. TERMINATION.

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

                  (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of Bradfield or the Seller and such Breach shall not have been cured within ten days after the delivery of notice thereof to Seller and Bradfield, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

                  (b) by Seller if (i) there is a material Breach of any covenant or obligation of the Purchaser and such Breach shall not have been cured within ten days after the delivery of notice thereof to the Purchaser, or
(ii) Seller reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of any Shareholder or the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (d) by Seller at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before June 30, 2002 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by Seller if the Closing has not taken place on or before June 30, 2002 (other than as a result of any failure on the part of Bradfield or the Seller to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual written consent of the Purchaser, Bradfield and Seller.

         8.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), the Purchaser shall deliver to Seller and Bradfield a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If Seller wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), Seller shall deliver to the Purchaser a written notice stating that

Seller is terminating this Agreement and setting forth a brief description of the basis on which Seller is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 12; and (c) Bradfield and the Seller shall, in all events, remain bound by and continue to be subject to Section 4.8.

         8.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

9. INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                  (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until the second anniversary of the Closing; provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty set forth in any of said Sections is given to an Indemnitor on or prior to the second anniversary of the Closing Date, then, notwithstanding anything to the contrary contained in this Section 9.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 9.2 that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of Seller, Bradfield and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

                  (b) The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to an Indemnitor a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

                  (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Bradfield and the Seller in this Agreement.

         9.2 INDEMNIFICATION.

                  (a) Bradfield and Seller, jointly and severally, shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any of the representations or warranties made by Bradfield or Seller in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate or any of the other Transactional Agreements;

                           (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of Bradfield, Seller or any Representative of Bradfield or of Seller;

                           (iii) any Breach of any covenant or obligation of Bradfield or Seller contained in any of the Transactional Agreements;

                           (iv) any Liability of Seller or of any Related Party, other than the Assumed Liabilities; any Liability of Seller or of any Related Party, other than the Assumed Liabilities;

                           (v) any Liability (other than the Assumed
         Liabilities) to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to any services performed by or on behalf of Seller, or the operation by Seller of its business; Seller of its business;

                           (vi) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)" or "(vi)" above (including any Proceeding commenced by any Purchaser Indemnitee for the purpose of enforcing any of its rights under this Section 9). enforcing any of its rights under this Section 9).

(b) Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any of the representations or warranties made by Purchaser in this Agreement or in the Purchaser Closing Certificate or any of the other Transactional Agreements; Purchaser Closing Certificate or any of the other Transactional Agreements;

                           (ii) any Breach of any representation, warranty, statement, information or provision contained in document delivered or otherwise made available to the Seller or Bradfield by or on behalf of the Purchaser or any Representative of the Purchaser; Representative of the Purchaser;

                           (iii) any Breach of any covenant or obligation of the Purchaser contained in any of the Transactional Agreements; or Agreements; or

                           (iv) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)" or "(iii)," above (including any Proceeding commenced by any Seller Indemnitee for the purpose of enforcing any of its rights under this Section 9). this Section 9).

         9.3 RECOVERY FOR DAMAGES

                  (a) Escrow Fund. The Escrow Funds shall be available to compensate the Purchaser Indemnitees for any claims by such parties for any Damages suffered or incurred by them and for which they are entitled to recovery under Section 9.2(a). Recovery for any such claims for Damages shall first come from the Cash Escrow Fund, then, following depletion or payment of the Cash Escrow Fund, from the Stock Escrow Fund.

                  (b) Escrow Periods; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Funds shall be in existence immediately following the Closing and shall terminate as set forth in Sections 1.2(a) (collectively, the "ESCROW PERIODS"); provided, however, that the Escrow Periods shall not terminate with respect to any amount which, in the reasonable judgment of Purchaser, is necessary to satisfy any then pending and unsatisfied claims specified in any Claim Notice delivered to the Seller or Bradfield, as applicable pursuant to Section 9.3(d) below prior to the termination of the respective Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Purchaser shall deliver to the Seller or Bradfield, as applicable, the remaining portion of such Escrow Fund, if any, not required to satisfy such claims.

                  (c) Distribution of Interest from Stock Escrow Fund.

                           (i) Any shares of Purchaser common stock or other
equity securities issued or distributed by Purchaser in connection with a stock split ("NEW SHARES") in respect of Purchaser common stock in the Stock Escrow Fund which have not been released from the Stock Escrow Fund shall be added to the Stock Escrow Fund and become a part thereof.

                           (ii) Bradfield shall not have the right to (i)
receive any dividends declared by the Purchaser with respect to or (ii) vote the shares of Purchaser common stock contributed to the Stock Escrow Fund (or any securities added to the Stock Escrow Fund constituting New Shares).

                  (d) Claims Upon Escrow Fund.

                           (i) Upon receipt by the Seller or Bradfield, as
applicable, at any time on or before the end of the respective Escrow Period of a Claim Notice, the Purchaser shall subject to the provisions of Section 9.3(e) hereof, reduce the Cash Escrow Fund by the amount of such changes, or, if the Cash Escrow Fund has been depleted or payed to the Seller pursuant to Section 1.2(a)(iii), then the Escrow Agent shall, subject to the provisions of Section 9.3(e) hereof, deliver to Purchaser out of the Stock Escrow Fund, as promptly as practicable, shares of Purchaser common stock held in the Stock Escrow Fund in an amount equal to such Damages.

                           (ii) For the purposes of determining the number of
shares of Purchaser common stock to be delivered to Purchaser out of the Stock Escrow Fund pursuant to this Section 9.3, the shares of Purchaser common stock shall be valued at $2.82.

                  (e) Objections to Claims. For a period of thirty (30) days after delivery of a Claim Notice to the Seller or Bradfield, the Purchaser shall not reduce the Cash Escrow Fund or deliver any shares from the Stock Escrow Fund pursuant to Section 9.3(d)(i) hereof unless the Purchaser shall have received written authorization from the Seller or Bradfield, as applicable, to make such reduction or delivery. After the expiration of such thirty (30) day period, the Purchaser shall either reduce the Cash Escrow Fund or make delivery of shares of Purchaser common stock from the Stock Escrow Fund in accordance with Section 9.3(d) hereof, provided that no such reduction or delivery may be made if the Seller or Bradfield, as applicable, shall object in a written statement to the claim made in the Claim Notice, and such statement shall have been delivered to the Purchaser prior to the expiration of such thirty (30) day period.

                  (f) Resolution of Conflicts; Arbitration.

                           (i) In case an Indemnitor, as applicable, shall
object in writing to any claim or claims made in any Claim Notice to recover Damages within thirty (30) days after delivery of such Claim Notice, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the parties.

                           (ii) If no such agreement can be reached after good
faith negotiation and prior to sixty (60) days after delivery of a Claim Notice, any party, as applicable, may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or all parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Purchaser and Seller or Bradfield, as applicable. In the event that, within thirty (30) days after submission of any dispute to arbitration, Purchaser and Seller or Bradfield, as applicable, cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Purchaser and Seller or Bradfield, as applicable, shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator.

                           (iii) Any such arbitration shall be held in Boulder
County, Colorado, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Claim Notice shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                           (iv) Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction.

                  (g) Third Party Claims. In the event Purchaser becomes aware of a third party claim which Purchaser believes may result in a demand against the Escrow Funds, Purchaser shall notify Bradfield and Seller of such claim, and Bradfield and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Purchaser shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of Bradfield and Seller, no settlement of any such claim with third party claimants shall alone be determinative of the amount of Damages relating to such matter.

         9.4 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 9 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 9 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this

Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         9.5 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER OR BRADFIELD. No Indemnitee (other than the Purchaser, Bradfield or any heir, successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser or Bradfield, as applicable (or any heir, successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10. ADDITIONAL RESTRICTIONS ON THE STOCK ESCROW FUND.

         10.1 CONTINUED EMPLOYMENT OF BRADFIELD. If Bradfield voluntarily terminates her employment with the Purchaser or is terminated for "Cause" (as defined below), then, notwithstanding anything to the contrary contained herein, the Escrow Agent shall deliver all shares of Purchaser Common Stock contained in the Stock Escrow Fund on the date of such termination to the Purchaser. In the event that Bradfield is terminated for any reason other than Cause, the Stock Escrow Fund will continue to be delivered to Bradfield as set forth in Section 1.2(a)(iv) hereof, subject to the provisions of Section 9 hereof.

                  (a) For the purposes of this Section 10, the term "CAUSE" shall mean with respect to Bradfield, Bradfield's (i) conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) participation in a fraud or act of material dishonesty against the Purchaser, or (iii) intentional, material violation of any contract between the Purchaser and Bradfield or any statutory duty of Bradfield to the Purchaser that Bradfield does not correct within thirty (30) days after written notice to Bradfield thereof.

11. CERTAIN POST-CLOSING COVENANTS.

         11.1 FURTHER ACTIONS. From and after the Closing Date, Bradfield and the Seller shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing Date, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or

Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

         11.2 OPERATIONS FOLLOWING CLOSING. Seller agrees that, (a) Seller shall not transact any business following the Closing Date except as necessary to wind up its affairs and to be liquidated and dissolved, (b) Seller shall use its best efforts to become liquidated and dissolved within 120 days following the Closing, (c) Seller shall not issue any Equity Securities on or after the Closing Date, and (d) Seller shall not transfer, encumber or dispose of any stock or other securities of Seller at any time after the Closing Date other than as expressly set forth herein. Prior to the liquidation and dissolution of Seller, Seller shall pay and fully discharge all of its Liabilities (other than the Assumed Liabilities), including (i) all Liabilities to its current and former employees, (ii) all accounts payable and all short-term and long-term indebtedness relating to its business and (iii) all Taxes.

         11.3 DISTRIBUTION OF CONSIDERATION. Seller agrees that it will not distribute any of the Consideration to the holders of its Equity Securities, other than the distribution of 395,745 shares of Purchaser common stock to be registered for resale in accordance with Section 12, until it has been liquidated and dissolved in accordance with Section 11.2 above, at which time Seller will distribute the Consideration in the amounts and to the entities as set forth on Exhibit K attached hereto.

         11.4 PUBLICITY. Without limiting the generality of anything contained in Section 4.8, each Shareholder and the Seller shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of Bradfield or the Seller without the Purchaser's prior written consent; (b) Bradfield and the Seller continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) Bradfield and the Seller keep strictly confidential, and neither the Seller nor Bradfield uses or discloses to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser.

         11.5 CHANGE OF NAME. Immediately after the Closing, the Seller shall change its name to a name that does not include the words "Interact" or "Conferencing" or any variation thereof and that is satisfactory to Purchaser.

         11.6 CERTAIN TAXES.

                  (a) All real property taxes, personal property taxes, ad valorem obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Assets, other than sales taxes provided for in
Section 1.3, for a taxable period which includes (but does not end on) the Closing Date (collectively the "Apportioned Obligations") shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller and Bradfield shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period and

Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period.

                  (b) With respect to each taxable period which includes (but does not end on) the Closing Date, (i) the Pre-Closing Tax Period means the period beginning with the first day of such taxable period and ending with the close of business on the Closing Date and (ii) the Post-Closing Tax Period means the period beginning with the day after the Closing Date and ending with the close of business on the last day of such taxable period. Purchaser shall notify Seller and Bradfield upon receipt of any bill for real or personal property taxes related to the Assets, part or all of which are attributable to the Pre-Closing Tax Period, and shall promptly deliver such bill to Seller and Bradfield who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Post-Closing Tax Period, Purchaser shall also remit prior to the due date of assessment to Seller and Bradfield payment for the proportionate amount of such bill that is attributable to the Post-Closing Tax Period. Seller and Bradfield shall notify Purchaser upon receipt of any bill for real or personal property taxes related to the Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Purchaser who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller and Bradfield shall also remit prior to the due date of assessment to Purchaser payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period.

                  (c) In the event that Seller, Bradfield or Purchaser shall make a payment for which it is entitled to reimbursement under section 11.6(a), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of the reimbursement.

         11.7 COOPERATION. To the extent relevant to the Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and
(ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination or other proceeding relating to Taxes. The Seller shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Purchaser.

12. REGISTRATION OF CERTAIN SHARES.

         12.1 DEFINITIONS. As used in this Section 12, the following terms shall have the following respective meanings:

"FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Purchaser with the SEC.

"REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

"REGISTRATION EXPENSES" shall mean all expenses incurred by the Purchaser in complying with Sections 12.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Purchaser, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Purchaser which shall be paid in any event by the Purchaser).

"SEC" shall have the meaning set forth in Section 3.11 of this Agreement.

"SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         12.2 OBLIGATIONS OF THE PURCHASER. The Purchaser shall, as expeditiously as reasonably possible following the Closing:

                  (a) Prepare and file with the SEC a registration statement with respect to 395,745 shares of Purchaser common stock to be issued to the Seller on the Closing (the "REGISTRABLE SHARES") and use all reasonable efforts to cause such registration statement to become effective within 120 days following the Closing, and, upon the request of a Person participating in such registration (a "PARTICIPATING PERSON"), keep such registration statement effective for up to 120 days or, if earlier, until such Participating Person has completed the distribution related thereto; provided, however, that at any time, upon written notice to the Participating Person and for a period not to exceed 60 days thereafter (the "SUSPENSION PERIOD"), the Purchaser may suspend the use or effectiveness of any registration statement (and the Participating Persons shall agree not to offer or sell any Registrable Shares pursuant to such registration statement during the Suspension Period) if the Purchaser reasonably believes that the Purchaser may, in the absence of such suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Purchaser, its stockholders, a potentially significant transaction or event involving the Purchaser, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Purchaser shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period; provided, further, the Suspension Period must be approved by a majority of the Purchaser's Board of Directors.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Participating Persons such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they reasonably may request in order to facilitate the disposition of the Registrable Shares.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Participating Persons; provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Notify the Participating Persons at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         12.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 12.2 shall be borne by the Purchaser. All Selling Expenses incurred in connection with any registrations hereunder shall be borne pro rata by the Investors participating in the registration in proportion to the number of Shares sold.

         12.4 FURNISHING INFORMATION.

                  (a) No Participating Person shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 12.

                  (b) It shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to Section 11.2 that any Participating Person shall furnish to the Purchaser such information regarding itself, the Registrable Shares and the intended method of disposition of such Registrable Shares as shall be required to effect the registration of the Registrable Shares and such Participating Person enters into an agreement with Purchaser whereby such Participating Person agrees to be bound by the provisions of this Section 12.

         12.5 INDEMNIFICATION.

                  (a) To the extent permitted by law, the Purchaser will indemnify and hold harmless each Participating Person participating in such registration, the partners, members, officers and directors of such Participating Person, and each person, if any, who controls such Participating Person within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Purchaser: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Purchaser will pay as incurred to such Participating Person, its partners, members, officers, directors or controlling persons any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 12.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, nor shall the Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, its partners, members, officers, directors or controlling persons.

                  (b) To the extent permitted by law, each Participating Person will indemnify and hold harmless the Purchaser, each of its directors, its officers and each person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which the Purchaser or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Participating Person under an instrument duly executed by such Participating Person and stated to be specifically for use in connection with such registration; and such Participating Person will pay as incurred any legal or other expenses reasonably incurred by the Purchaser or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 12.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Person, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity payable by any Participating Person under this Section 12.5 exceed the net proceeds from the offering received by such Participating Person.

                  (c) Promptly after receipt by an indemnified party under this
Section 12.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 12.5.

                  (d) If the indemnification provided for in this Section 12.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by an Investor hereunder exceed the net proceeds from the offering received by such Investor.

                  (e) The obligations of the Purchaser and each Participating Person under this Section 12.5 shall survive completion of any offering of the shares in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (ii) does include a non-monetary remedy.

13. MISCELLANEOUS PROVISIONS.

         13.1 JOINT AND SEVERAL LIABILITY. Bradfield agrees that she shall be jointly and severally liable Bradfield's with the Seller for the due and timely compliance with and performance of each of the covenants and obligations of the Seller and Bradfield set forth in the Transactional Agreements. Bradfield's obligations and liability under this Agreement and the other Transactional Agreements shall survive her death (and shall be binding upon her personal representatives, executors, administrators, estate, heirs and successors) and shall not be limited in any way by: (i) any failure on the part of the Purchaser or any other Indemnitee to exercise any right or assert any claim against the Seller; (i) the dissolution or insolvency of, or the appointment of any receiver, conservator or liquidator for, or the commencement of any bankruptcy, reorganization, moratorium, arrangement or other proceeding by, against or with respect to, the Seller; (iii) any merger or consolidation of the Seller with or into any other Entity; or (iv) the sale or other disposition by her of any or all of her shares of the stock of the Seller or Purchaser.

         13.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         13.3 FEES AND EXPENSES.

                  (a) Subject to the provisions of Section 12.5(c), Bradfield and the Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to R. Kevin Rew LLC) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Bradfield or the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions;
(ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

                  (b) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Seller thereunder) and Section 12.5(c), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

         13.4 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         13.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Bradfield:

                           Carolyn Bradfield

                           --------------------------

                           --------------------------
                           Facsimile:
                                      ---------------

                  if to the Seller:
                           Interact Conferencing LLC

                           --------------------------
                           Facsimile:
                                      ---------------

                  if to the Purchaser:
                           Raindance Communications, Inc.
                           1157 Century Drive
                           Louisville, CO 80027
                           Facsimile: (303) 928-3030
                           Attn: General Counsel

                  cc:      Mike Platt
                           Cooley Godward LLP
                           380 Interlocken Crescent
                           Suite 900
                           Broomfield, CO 80021
                           Facsimile: (720) 566-4099

         13.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         13.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         13.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         13.9 GOVERNING LAW; VENUE.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Boulder, Colorado. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Boulder, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding; connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located in the County of Boulder, Colorado shall be deemed to be a convenient forum; and be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Boulder, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. court.

                  (c) Bradfield and the Seller agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against Bradfield and the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing in this Section 12.9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against Bradfield or the Seller in any forum or jurisdiction.

                  (e) Bradfield irrevocably constitute and appoint Bradfield' Representative as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         13.10 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

                  (a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); Bradfield and Bradfield's personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; Bradfield; the Purchaser; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing.

                  (b) The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Neither the Seller nor Bradfield shall be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the Purchaser's prior written consent.

                  (c) Except for the provisions of Section 9 Section 12 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

         13.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Bradfield and the Seller agree that: (a) in the event of any Breach or threatened Breach by Bradfield or the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         13.12 WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         13.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Seller and Bradfield.

         13.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         13.15 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         13.16 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

         13.17 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."

                  (d) Except as otherwise indicated, all references in this Agreement to "SECTIONS" and "EXHIBITS" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         The parties to this Agreement have caused this Agreement to be executed and delivered as of April 17, 2002.

                                       INTERACT CONFERENCING, LLC
                                         a Georgia limited liability corporation



                                       By:
                                           -------------------------------------
                                              Carolyn Bradfield, President





                                       CAROLYN BRADFIELD


                                       By:
                                           -------------------------------------





                                       RAINDANCE COMMUNICATIONS, INC.
                                         a Delaware corporation



                                       By:
                                           -------------------------------------


                                       Title:
                                              ----------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the business or assets of the Seller (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Seller, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Seller, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Seller; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of Bradfield and the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EQUITY SECURITIES. "Equity Securities" of the Seller shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of the Seller (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under Section 414 of the Code.

         EXCLUDED ASSETS. "Excluded Assets" shall mean the assets identified on Exhibit O (to the extent owned by the Seller on the Closing Date).

         GAAP. "GAAP" shall mean generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES. "Indemnitees" shall mean, as applicable, Purchaser Indemnitees and Seller Indemnities. "Purchaser Indemnitees" include the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above. "Seller Indemnitees" include the following Persons: (x) the Seller; (y) Bradfield; (z) the respective heirs, estates, successors and assigns of the Persons referred to in clauses "(x)" and "(y)" above.

         INDEMNITORS. "Indemnitors" shall mean any Person owing an obligation of Indemnification hereunder. As to Purchaser, the Indemnitors shall include the following Persons: (a) the Purchaser; and (b) the respective successors and assigns of the Purchaser. As to Seller and Bradfield, the Indemnitors shall include the following Persons: (x) the Seller; (y) Bradfield; (z) the respective heirs, estates, successors and assigns of the Persons referred to in clauses "(x)" and "(y)" above.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

                  (b) such action is taken in accordance with sound and prudent business practices;

                  (c) such action is not required to be authorized by the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Comparable Entities.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PLAN. "Plan" shall mean an Employee Benefit Plan maintained or administered for the benefit of employees of the Seller.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer or holder of Equity Securities of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

         SELLER PROPRIETARY ASSET. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller or otherwise used by the Seller.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Assumption Agreement; (c) the Employment and Noncompetition Agreement referred to in Section 1.6(b)(v) of the Agreement; and
(e) the Closing Certificate.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller, Bradfield and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller, Bradfield and the Purchaser of their respective rights under the Transactional Agreements.

                                LIST OF EXHIBITS



         Certain Definitions                                  Exhibit A

         Assumption Agreement                                 Exhibit B

         Assumed Contracts                                    Exhibit C

         Employment Offer Letter                              Exhibit D

         Noncompetition and
         Non-Solicitation Agreement                           Exhibit E

         Voting Agreement                                     Exhibit F

         Lease Modification, Assignment
         and Assumption of Lease Agreement,
         and Letter of Intent                                 Exhibit G

         Forms of Investor Questionnaires                     Exhibit H

         Form of Information Statement                        Exhibit I

         Employment Offers                                    Exhibit J

         Distribution of Consideration                        Exhibit K

         Opinion of R. Kevin Rew, LLC                         Exhibit L

         Estoppel Certificates                                Exhibit M

         Key Employees                                        Exhibit N

         Excluded Assets                                      Exhibit O